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                                   EX-99.B11
                         Independent Auditor's Consent
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                                                                  Exhibit 99.B11

              [LETTERHEAD OF KPMG PEAT MARWICK LLP APPEARS HERE]


                         Independent Auditors' Consent
                         -----------------------------


The Board of Directors and Shareholders
Stagecoach Funds, Inc.:

The Board of Directors and Shareholders
Overland Express Funds, Inc.:

We consent to incorporation by reference in Stagecoach Funds, Inc.'s Post-Effective No. 37 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 38 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company of 1940 of our reports dated May 9, 1997, on the financial statements and financial highlights of each of the Funds comprising Stagecoach Funds, Inc. as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference into each statement of additional information.

We also consent to incorporation by reference of our reports dated May 9, 1997, on the financial statements and financial highlights of the Asset Allocation Master Portfolio, Capital Appreciation Master Portfolio, Corporate Stock Master Portfolio, Small Cap Master Portfolio, Tax-Free Money Market Master Portfolio, and U.S. Government Allocation Master Portfolio (six of the master portfolios comprising Master Investment Trust) as of March 31, 1997, and for the periods indicated therein, which reports have been incorporated by reference in the statements of additional information.

We also consent to incorporation by reference in Stagecoach Funds, Inc.'s Post-Effective Amendment No. 37 to the Registration Statement Number 33-42927 on Form N-1A under the Securities Act of 1933 and Amendment No. 38 to the Registration Statement Number 811-6419 on Form N-1A under the Investment Company Act of 1940 of our reports dated February 14, 1997, on the financial statements and financial highlights of the Asset Allocation Fund, California Tax-Free Bond Fund, Short-Term Government-Corporate Income Fund, Short-Term Municipal Income Fund, Strategic Growth Fund, U.S. Government Income Fund and Variable Rate Government Fund (seven of the funds comprising Overland Express Funds, Inc.) as of December 31, 1996, and for the periods indicated therein, which reports have been incorporated by reference into cash statements of additional information.

We also consent to incorporation by reference of our reports dated February 14, 1997, on the financial statements and financial highlights of the Short-Term Government Income Master Portfolio and Short-Term Municipal Income Master Portfolio (two of the master portfolios comprising Master Investment Trust) as of December 31, 1996, and for the periods indicated therein, which reports have been incorporated by reference in the statements of additional information.

We also consent to the reference to our Firm under the heading "How to Read the Financial Highlights" in each prospectus and "Independent Auditors" in each statement of additional information.


                                    /s/ KPMG Peat Marwick LLP


December 15, 1997